This Document Constitutes



 Part of a Prospectus Covering


 Securities That Have Been
 Registered Under
 The Securities Act of 1933


                        NMXS.COM, INC.

                     2001 STOCK ISSUANCE PLAN
                     INFORMATION STATEMENT

                       August 2, 2001


                        INTRODUCTION



      This information statement relates to the granting of shares of common stock of NMXS.com, Inc., a Delaware corporation, pursuant to our 2001 Stock Issuance Plan.
 Participants in the 2001 plan may obtain additional information about the plan and its administrators by contacting us at 5041 Indian School Road NE, Albuquerque,
 NM 87110, telephone (505) 255-1999.

                        PLAN DESCRIPTION

      On July 27, 2001, the Board of Directors adopted the
 2001 plan. Shareholders owning a majority of the voting control of our common stock approved the plan by written consent on July 30, 2001. The 2001 plan provides for a stock issuance program under which, at the sole discretion of the plan administrator, eligible persons may be issued shares of our common stock by the immediate purchase of such shares or as a bonus for either past service to our company, or any of its subsidiaries, or as an incentive to accept employment or a board position with our company or any of its subsidiaries.

 Purpose

      The purpose of the 2001 plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in its service.


Term

    The 2001 plan will continue in effect until all of the stock available for grant or issuance have been acquired through grants of shares, or until ten years from the date the plan was adopted by the Board of Directors, whichever is earlier. The 2001 plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets. The plan may be terminated earlier or modified by the board provided that no rights of participants may be altered unless with the consent of the persons holding shares of common stock pursuant to the 2001 plan who are affected.

Employee Retirement Income Security Act

  ("ERISA") The 2001 plan is not subject to

  ERISA. Administration


    The plan is administered by our Board of Directors.
However, at the discretion of the board, it may establish a committee of members of the board to which committee the board may delegate administration of the plan. Members of the board are elected by the shareholders at the annual meeting of shareholders for a term of one year. Our bylaws provide that annual meetings are to be scheduled by the Board of Directors. Directors can be removed from office at a special meeting of shareholders called for that purpose.
Our current board of directors consists of three persons:
Richard Govatski, Marvin Maslow, and Scott Bach. One of the directors of the board, Richard Govatski, is also an employee and is one of our principal shareholders. Non-employee members of the board, and nonemployee members of the board of directors of our subsidiaries, are eligible to participate in the 2001 plan.

Shares Subject to the 2001 Plan

    There are 800,000 shares of our common stock authorized for stock grants under the 2001 plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. The shares eligible for the plan are reserved from our authorized but unissued common shares.

Participants in the 2001 Plan

    Participants in the 2001 Plan are selected by the plan administrator which is currently the Board of Directors. The persons eligible to participate in the 2001 plan are as follows: employees of our company and any of its subsidiaries; non employee members of our board or non-employee members of the board of directors of any of our subsidiaries; and consultants and other independent advisors who provide services to us or any of our subsidiaries. Shares may be issued to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities. The plan administrator has full authority to determine which eligible persons are to be issued shares pursuant to the plan and the terms upon which those shares are to be issued not inconsistent with the provisions of the 2001 plan. In general, there is no limitation regarding the amount of securities that an eligible participant may receive or purchase.

Material Terms of Stock Grants

    At the discretion of the plan administrator, the consideration provided for the issuance of our shares under the stock issuance plan will be satisfied in one or more of the following ways, or combinations thereof:

     *    in cash or check payable to us;
     *    issuing of a full-recourse promissory note;
     *    payroll deductions in installments;
     * past services rendered to our company or one of its subsidiaries; or
     * the agreement of a participant to accept employment or a board position and the undertaking and performance of services with or to our company or one of its subsidiaries.

     Stock issued under the stock issuance plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     Irrespective of whether a participant's shares are vested or are held in escrow, a participant to whom shares under the stock issuance plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.

     If employment with or service to us terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance plan, those shares will be immediately surrendered to us and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance plan may be waived at anytime by the plan administrator subject to such terms and conditions, or on no terns and conditions, as the plan administrator may determine.


Resale Restrictions

    The issue of common stock pursuant to the 2001 plan has been registered under the Securities Act of 1933 on Form S-8 which became effective on August 2, 2001.
Accordingly, shares of our common stock acquired by a participant pursuant to the stock issuance program which shares have fully vested will be freely transferable by the participant as the case may. Control and restricted shares may be resold pursuant to the required reoffer prospectus which would be required to be filed as a post-effective amendment to the S-8 registration statement prior to any such resale of restricted shares or shares held by a control person.
    If for any reason the securities issuable under the 2001 plan shall be deregistered or withdrawn from registration on Form S-8 and not currently effective, the shares acquired under the 2001 plan will be restricted securities as defined in Rule 144 of Regulation D under the Securities Act of 1933 and will not be freely transferable for value by a participant unless:

     * there is an effective registration statement under the Securities Act of 1933 covering the shares held by a participant;

     * the participant has furnished us with an opinion of counsel satisfactory to us that such registration is not required; or

     * the participant has furnished us a no-action letter from the staff of the Securities and Exchange Commission satisfactory to us that such registration is not required.

    At the time such restricted securities are issued there
will   be   imprinted  on  the  face  of  the   certificate
representing those securities legend in substantial fore to the following:

              "The securities represented by this
         certificate have not been registered under the Securities Act of 1933, and are subject to, and are transferable and saleable only by compliance with certain restrictions and conditions on transfer contained in the 2001 Stock Issuance Plan of NMXS.com, Inc., and any and all amendments to such agreement. A copy of the relevant agreement is on file at the office of NMXS.com."

     A participant may acquire such restricted securities only for the account of the participant as the case requires and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may dispose of such restricted securities only in a manner consistent with the provisions described above. We will require the participant acquiring such restricted securities to furnish to us a written investment letter representing to our satisfaction this investment intent.

        FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS

    The following is a general discussion of the federal income tax effects of participating in the 2001 plan.
Because the application and effect of federal taxation depends for specific results on the precise circumstance of the individual participant in the 2001 plan, persons are directed to seek the advice of their legal and tax professionals for specific appropriate guidance in respecting shares acquired under the 2001 plan. Moreover, because state and local laws respecting income taxes are variable, persons are further directed to seek the advice of such professionals regarding the effect of these laws.

    Any shares of common stock issued to a participant as a bonus or as an incentive to accept employment with the issuer or any of its subsidiaries will be subject to federal taxation as ordinary income in the amount of the fair market value of those shares on the date of issuance. In circumstances when a participant purchases shares of common stock under our stock issuance plan at a price less then the fair market price of those shares on the date of issuance thereof, the participant will have taxable ordinary income in the amount of the difference between the price paid for the relevant shares and the fair market value thereof on the date of issuance of the shares. In either case, the participant will have to pay applicable withholding taxes, social security taxes and medicare taxes.

ADDITIONAL INFORMATION

Incorporation of Certain Documents by Reference

     The documents enumerated below, which are filed by us with the Securities and Exchange Commission, are hereby incorporated by reference in this information statement.

     *    Our latest annual report filed pursuant to Section
          13(a) or 15(d) of the Exchange Act;

     * All other reports filed or to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced annual report; and

     * The description of the common stock included in our final prospectus included as a part of our registration statement on Form SB-2 under the Securities Act and filed with the Commission on December 4, 2001.


Information Furnished upon Request

    Upon the written or oral request of participants, we will furnish to such persons, without charge, copies of the foregoing documents incorporated herein by reference as a part of this information statement. In addition, upon the written or oral request of participants, we will furnish such persons without charge copies of any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests for copies of the foregoing documents should be directed to us at 5041 Indian School Road NE, Albuquerque, NM 87110, Attention: Robert Armstrong, Controller, telephone number (505) 255-1999.



     ACKNOWLEDGMENT OF RECEIPT OF INFORMATION STATEMENT

    The undersigned hereby acknowledges receipt of the foregoing Information Statement of NMXS.com, Inc. dated August 2, 2001.

Date:
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                                 Signature

                              ---------------------
                                 Please Print Name
















                       NMXS.COM, INC.
                  STOCK ISSUANCE AGREEMENT

    This Stock Issuance Agreement is furnished to the designated participant in the Stock
Issuance Program of the 2001 Stock Issuance Plan of NMXS.com, Inc. (the "Corporation"):

Participant:
             ------------------------------------

Issuance Date:
               ----------------------------------

Purchase Price of Shares:
                          -----------------------

Consideration for Shares:
                          -----------------------

Vesting of Shares:
                  -------------------------------

    The Participant understands and agrees that the stock is issued subject to and in accordance with the terms of the NMXS.com, Inc. 2001 Stock
Issuance Plan (the "Plan"). The participant further agrees to be bound by the terms of the Plan, a copy of which is attached hereto as Exhibit A.

    All capitalized terms in this Stock
Issuance Agreement shall have the meaning assigned to them in this agreement or in the attached Plan.

    Assuming that you are in agreement with the terms of this Stock Issuance Agreement, please sign your name in the space indicated below.

                                 NMXS.com, Inc.


                         By:
                            ------------------------
                         Title:
                               ---------------------


AGREED:

--------------------------
Participant

Address:

--------------------------

--------------------------



I have read and understand that this policy manual is what is expected of me as an employee of New Mexico Software.


Signed,

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Date:
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